Exhibit 23.3

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Form S-3 Registration Statement of Carmax Auto Receivables LLC, relating to Carmax Auto Owner Trust, 1999-1, of our report dated February 2, 1999, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".


                                                  /s/ PricewaterhouseCoopers LLP

New York, New York
September 30, 1999